UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, Brian Cahill resigned from his position as Chief Financial Officer of Eagle Pharmaceuticals, Inc. (the “Company”), effective immediately. The Board of Directors of the Company (the “Board”) has instituted a search for Mr. Cahill’s successor as Chief Financial Officer.

In connection with Mr. Cahill’s separation, Steven Ratoff, a member of the Board and Chair of the Audit Committee of the Board (the “Audit Committee”), was appointed Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company, effective immediately, to serve until such time as a new Chief Financial Officer commences employment or such other date determined by the Board or upon his earlier resignation. Mr. Ratoff remains a member of the Board.

In connection with Mr. Ratoff’s appointment as Interim Chief Financial Officer, Mr. Ratoff stepped down from each of the Audit Committee and Compensation Committee of the Board (the “Compensation Committee”). Following Mr. Ratoff’s stepping down from these committees, the members of the Audit Committee of the Board are Robert Glenning (Chair), Jennifer Simpson and Richard Edlin, the members of the Compensation Committee are Dr. Simpson (Chair), Mr. Edlin and Luciana Borio, and the members of the Nominating and Corporate Governance Committee are Mr. Edlin (Chair), Mr. Glenning, Dr. Simpson and Dr. Borio. In addition, the Board appointed Dr. Simpson to serve as the Lead Independent Director of the Board.

Mr. Ratoff has served as a member of the Board since March 2007. Mr. Ratoff has served as the Chief Executive Officer of CM Systems LLC, a cloud-based software company, since July 2018. Mr. Ratoff’s prior experience includes serving as a Venture Partner for ProQuest Investments from 2005 to 2013, as Chief Executive Officer of Novadel Pharma, Inc., a specialty pharmaceutical company, from 2007 to 2012, and as Chief Executive Officer of CIMA Labs, Inc., a specialty pharmaceutical company acquired by Cephalon in 2004. In addition, Mr. Ratoff served as Chief Financial Officer of the Brown-Forman Company from 1995 to 2001. Mr. Ratoff holds a B.S. in business administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

Cahill Separation Agreement

In connection with Mr. Cahill’s resignation, the Board determined that it is in the best interests of the Company and its stockholders to provide certain compensation and benefits to Mr. Cahill in exchange for his continued assistance, consulting services and other obligations, as set forth in a Separation Agreement between Mr. Cahill and the Company, dated as of March 8, 2024 (the “Separation Agreement”). Under the Separation Agreement, Mr. Cahill has agreed to serve as a non-employee consultant to the Company for a six month period after his separation (the “Consulting Period”). During the first three months of the Consulting Period, Mr. Cahill will receive a monthly cash retainer of $35,000.00 for up to a maximum of 40 hours per week. During the remaining three months of the Consulting Period, Mr. Cahill will receive a monthly cash retainer of $17,500.00 for up to a maximum of 20 hours per week. During the Consulting Period, Mr. Cahill will assist with matters relating to the transition of his work and responsibilities on behalf of the Company. Both parties have the right to terminate the Consulting Period upon 30 days written notice to the other party and the Company has the right to terminate the Consulting Period upon the invocation of the clawback provisions described below.

Under the Separation Agreement, subject to Mr. Cahill’s release of claims and continued compliance with his ongoing obligations, the Company has agreed to provide Mr. Cahill with: (1) cash severance in the amount of (x) 12 months of Mr. Cahill’s annual base salary plus (y) Mr. Cahill’s annual target cash bonus for 2024, paid in substantially equal installments over 12 months (the “Cash Severance Payment”); (2) continued COBRA premium payments for up to 12 months; and (3) with respect to Mr. Cahill’s stock options and restricted stock unit awards that are subject solely to a time-based vesting schedule (the “Time Based Awards”), those awards shall continue to remain outstanding and exercisable, as applicable, through the 12-month anniversary of his separation (the “One Year Separation Anniversary”), but shall not vest on their regular vest dates during such time. Upon the One Year Separation Anniversary, Mr. Cahill shall receive vesting acceleration of the Time Based Awards that were scheduled to vest pursuant to the vesting schedule of such Time Based Awards over the 12 month period immediately following Mr. Cahill’s separation date and Mr. Cahill shall have six months following the One Year Separation Anniversary to exercise his then-outstanding and vested stock options, subject to earlier termination of such awards pursuant to their terms and the Equity Plan. Mr. Cahill will forfeit all rights to the performance-vesting awards that he holds as of the Separation Date.

The Separation Agreement includes Mr. Cahill’s release of claims in favor of the Company, subject to customary exceptions, and mutual covenants not to disparage. Additionally, the Separation Agreement contains clawback provisions providing for, in addition to any required clawback under applicable law or listing requirements and the Company’s Incentive Compensation Recoupment Policy, the Board’s ability to recoup or cancel payment of severance and/or equity compensation upon certain designated events, including a finding that Mr. Cahill engaged in conduct constituting “cause” as defined in the Company’s 2014 Equity Incentive Plan or materially breached his continuing obligations to the Company or upon certain findings by a court or government agency.

In addition, pursuant to the Separation Agreement, Mr. Cahill has agreed to cooperate with the Company in connection with certain matters and to refrain from taking certain actions with respect to the Company and its management and stockholders, and his shares of Company common stock.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Ratoff Offer Letter

In connection with the appointment of Mr. Ratoff as the Interim Chief Financial Officer of the Company, on March 8, 2024, the Company and Mr. Ratoff entered into an offer letter (the “Offer Letter”) providing for monthly cash compensation of $154,000 for the first three months of the Term (as defined below) and $77,000 for any remaining months during the Term. During Mr. Ratoff’s Term as Interim Chief Financial Officer of the Company, Mr. Ratoff will not be eligible for participation in the Company’s executive bonus program or the Company’s severance plans. During the Term, Mr. Ratoff will not be eligible for compensation (either in the form of cash or equity) under the Company’s non-employee director compensation program, although he remains on the Board, and equity previously granted to him in his capacity as a non-employee director continues to vest. Mr. Ratoff’s employment is on an at-will basis, with an expected term of less than 12 months (the “Term”), which may be terminated sooner or may be extended by mutual agreement.

The Company and Mr. Ratoff previously entered into the Company’s standard director and officer indemnification agreement, in the form previously adopted and disclosed by the Company and filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 20, 2013, in connection with his prior service on the Board.

The description of the Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Termination of Tarriff Consulting

In addition to the foregoing, the Company determined that it will not need the consulting services of Scott Tarriff, the Company's former President and Chief Executive Officer, going forward and terminated Mr. Tarriff’s consulting services, effective February 29, 2024, pursuant to the terms of Mr. Tarriff’s separation agreement previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Separation Agreement dated March 8, 2024.
10.2	Offer Letter dated March 8, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024
EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Michael Graves
Michael Graves
Interim Executive Chairman of the Board and
Interim Principal Executive Officer